Gabelli Equity Income
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T = n(square root[ERV/P]) - 1 x 100

T = (365/1,459(square root[1,679/1,000]) - 1) x 100

T = (.2502(square root[1,679]) - 1 x 100

T = (1.1384 - 1) x 100

T = 13.8%


Gabelli Small Cap

T = n(square root[ERV/P]) - 1 x 100

T = (365/1,531(square root[2,206/1,000]) - 1) x 100

T = (.2384(square root[2.206]) - 1 x 100

T = (1.2076 - 1) x 100

T = 20.7%